UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 1, 2005

              Micro Laboratories, Inc.
    (Exact name of Registrant as specified
             in its charter)

  NEVADA                                            05-049-4587
 (State or other (Primary Standard Industrial    (I.R.S. Employer
jurisdictions      Classification Code Number)  Identification number)
of incorporation
or organization

                      29 Lakeside Drive,
                   Johnston, Rhode Island               02919
          (Address of principal executive offices)    (Zip Code)

       Telephone:  (401) 949-3562
   (Registrant's telephone number,
     including area code)

ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On July 1, 2005, Micro Laboratories, Inc.'s independent public accountant resigned.

     James E. Scheifley & Associates, PC reports on Micro Laboratories, Inc. financial statements for either of the past two years, March 31, 2004 and March 31, 2003 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During Micro Laboratories, Inc.'s two most recent fiscal years, March 31, 2005 and March 31, 2004, and the subsequent period through the date of resignation, April 1, 2005 through July 1, 2005, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.

(b) On July 13, 2005, the board of directors of Micro Laboratories, Inc. engaged the accounting firm of Stark Winter Scheinken & Co., LLP as principal accountants of Micro Laboratories, Inc. for the fiscal
year ended March 31, 2005.   Micro Laboratories, Inc. did not consult
Stark Winter Schenkein & Co., LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Stark Winter Schenkein & Co., LLP financial statements and neither written nor oral advice was provided that was an important factor considered by Stark Winter Schenkein & Co., LLP in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-B.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from James E. Scheifley & Associates, Inc.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 13, 2005


Micro Laboratories, Inc.




   /s/Robert Thistle
By:-------------------------------
   Robert Thistle
   Chief Executive Officer